===============================================================================


                     SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D. C.  20549

                          ------------------------

                                 FORM 8-K/A
                              (AMENDMENT NO. 1)

                           CURRENT REPORT PURSUANT
                        TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

                             SEPTEMBER 18, 1997

                                TELTREND INC.
-------------------------------------------------------------------------------
           (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         DELAWARE                      0-26114                  13-3476859
----------------------------   -----------------------   ----------------------
(STATE OR OTHER JURISDICTION   (COMMISSION FILE NUMBER)       (IRS EMPLOYER
     OF INCORPORATION)                                   IDENTIFICATION NUMBER)

               620 STETSON AVENUE, ST. CHARLES, ILLINOIS 60174
-------------------------------------------------------------------------------
             (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

Registrant's telephone number, including area code: (630) 377-1700
                                                    -----------------

        -------------------------------------------------------------
        (Former Name or Former Address, if Changed Since Last Report)

===============================================================================

     Teltrend Inc. (the "Company" or the "Registrant") hereby amends as follows
Item 7 of its Current Report on Form 8-K, dated September 18, 1997, as originally filed with the Securities and Exchange Commission on October 2, 1997.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

        (a) Financial Statements of Businesses Acquired.

        See pages 3 through 21 of this report.

Securicor 3net Limited
INDEPENDENT AUDITOR'S REPORT

To the Board of Directors and Shareholder of Securicor 3net Limited

We have audited the accompanying consolidated balance sheet of Securicor 3net Limited, (incorporated in the United Kingdom) and Subsidiaries as of September 30, 1996, and the related consolidated statements of operations, changes in shareholders' equity (deficit), and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We did not audit the financial statements of Securicor 3net (NDL) Limited, a wholly owned subsidiary, incorporated in New Zealand, which statements reflect total assets of $3,405,000 as of September 30, 1996 and total revenues of $2,393,000 for the year then ended. Those statements were audited by auditors whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for Securicor 3net (NDL) Limited is based solely on the report of the other auditors.

We conducted our audit in accordance with generally accepted auditing standards used in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit and the report of other auditors provide a reasonable basis for our opinion.

In our opinion, based on our audit and the report of other auditors, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Securicor 3net Limited and Subsidiaries as at September 30, 1996 and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.




London, England                                                     BAKER TILLY
September 18, 1997                                        Chartered Accountants

Securicor 3net Limited and Subsidiaries
CONSOLIDATED BALANCE SHEET
September 30, 1996
(in thousands of US dollars)


                                                                  September 30,
                                                                           1996
                                     ASSETS
Current Assets
   Cash                                                              $       56
   Inventory                                                              5,531
   Accounts receivable, net of allowance of $39,000                       3,461
   Prepaid expenses and other                                               711
   Receivable from parent and affiliate companies                           594
                                                                     ----------
   Total current assets                                                  10,353

Property and equipment, net                                               1,585
Intangible assets, net                                                    2,017
Deferred income taxes                                                       206
                                                                     ----------
   Total assets                                                      $   14,161
                                                                     ==========
               LIABILITIES AND SHAREHOLDER'S EQUITY (DEFICIT)

Current Liabilities
   Bank overdraft                                                    $       70
   Accounts payable                                                       1,518
   Amounts payable to parent and affiliate companies                     10,880
   Taxes payable, including corporation tax                                 145
   Accrued liabilities and deferred revenue                                 479
   Other payables                                                         1,235
                                                                     ----------
   Total current liabilities                                             14,327
Long term debt payable to parent and affiliate companies                  9,471
Deferred consideration due on the acquisition of
   Securicor 3net (NDL) Limited                                             807
Other noncurrent liabilities                                                 53
                                                                     ----------
   Total liabilities                                                     24,658
                                                                     ==========
Shareholder's equity (deficit)
 Ordinary shares:
   At September 30, 1996, 163,352,800 ordinary shares
   of nominal value Pound .01 each authorised,
   130,968,912 issued                                                $    2,073
Additional paid-in capital                                                4,121
Deficit                                                                 (16,547)
Cumulative translation adjustment                                          (144)
                                                                     ----------
   Total shareholder's equity (deficit)                                 (10,497)
                                                                     ----------
   Total liabilities and shareholder's equity (deficit)              $   14,161
                                                                     ==========


These financial statements were approved by the board of directors on September 18, 1997:


/s/ M.W. Wilkinson------Director



      The accompanying notes are an integral part of these statements.

Securicor 3net Limited and Subsidiaries
CONSOLIDATED STATEMENT OF OPERATIONS
Year ended September 30, 1996
(in thousands of US dollars)

                                                                     Year ended
                                                                  September 30,
                                                                           1996

Revenues                                                             $   17,365
                                                                     ----------
Operating expenses:
   Cost of projects                                                       7,780
   Sales and marketing                                                      734
   General and administrative                                            10,742
   Depreciation                                                             711
   Goodwill amortisation                                                    673
                                                                     ----------
   Total operating expenses                                              20,640
                                                                     ----------
Loss from operations                                                     (3,275)
Interest expense                                                           (404)
Interest income                                                               3
                                                                     ----------
Loss before provision (recovery) for income taxes                        (3,676)
Provision (recovery) for income taxes:
   Current                                                                   37
   Deferred                                                                (130)
                                                                     ----------
   Total (recovery) of income taxes                                         (93)
                                                                     ----------
Loss before minority interest                                            (3,583)
Minority interest                                                           575
                                                                     ----------
Net loss                                                             $   (3,008)
                                                                     ==========


      The accompanying notes are an integral part of these statements.

Securicor 3net Limited and Subsidiaries
CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDER'S EQUITY (DEFICIT) (in thousands of US dollars)

                                        Additional              Cumulative             Total
                                 Share     Paid in             Translation     Shareholder's
                               Capital     Capital    Deficit   Adjustment  Equity (Deficit)
Balance at October 1, 1995      $2,073      $4,121  $(13,539)    $    (144)        $ (7,489)
Net loss for the year                -           -    (3,008)            -           (3,008)
Exchange translation
adjustments                          -           -         -             -                -
                               -------     -------  --------     ---------         --------
Balance at September 30, 1996  $ 2,073     $ 4,121  $(16,547)    $    (144)        $(10,497)
                               =======     =======  ========     =========         ========

       The accompanying notes are an integral part of these statements.

Securicor 3net Limited and Subsidiaries
CONSOLIDATED STATEMENT OF CASH FLOWS
Year ended September 30, 1996
(in thousands of US dollars)



                                                                     Year ended
                                                                  September 30,
                                                                           1996

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss                                                             $   (3,008)
Adjustments to reconcile net loss to net cash (used in)
 operating activities:
   Depreciation and amortisation                                          1,384
   Deferred income taxes                                                   (130)
   Gain on sale of fixed assets                                              (5)
   Changes in operating assets and liabilities:
       Accounts receivable, net                                            (445)
       Prepaid expenses and other                                          (423)
       Inventory                                                         (3,773)
       Accrued liabilities, taxes and accounts payable                     (370)
       Other noncurrent liabilities                                           8
                                                                     ----------
Net cash (used in) operating activities                                  (6,762)
                                                                     ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from disposal of property and equipment                             19
Purchases of property and equipment                                        (876)
Acquisition, net of cash acquired                                        (1,791)
                                                                     ----------
Net cash (used in) investing activities                                  (2,648)
                                                                     ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
Decrease in bank overdraft                                                 (488)
Repayment of capital lease obligations                                       (8)
Increase in deferred consideration due on the acquisition
 of Securicor 3net (NDL) Limited                                            796
Net cash provided by parent and affiliate companies                       9,303
                                                                     ----------
Net cash provided by financing activities                                 9,603
                                                                     ----------
Effect of exchange rate changes on cash                                    (473)
                                                                     ----------

                                                                     ----------
Net (decrease) in cash                                                     (280)
Cash at beginning of period                                                 336
                                                                     ----------
Cash at end of period                                                $       56
                                                                     ==========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest paid                                                        $      404
Interest received                                                             3
Corporation tax paid                                                         37


       The accompanying notes are an integral part of these statements.

Securicor 3net Limited and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Year ended September 30, 1996
(in thousands of US dollars)


1.   ORGANISATION AND NATURE OF BUSINESS
     Securicor Communications Limited ("Securicor Communications"), a wholly owned subsidiary of Securicor plc a publicly held company whose shares are traded on the London Stock Exchange, has a wholly owned subsidiary, Securicor 3net Limited ("3net"), also incorporated in the United Kingdom. This company has two further subsidiaries, Securicor 3net (NDL) Limited incorporated in New Zealand and WISDM Limited incorporated in the United Kingdom. These companies collectively are subsequently referred to as the "Group".

     The Group is engaged in the research, development, manufacture and distribution of ISDN communication products.

2.   GROUP SUPPORT AND GOING CONCERN STATUS
     Securicor Communications and Security Services plc, an affiliate, have confirmed their willingness to support the Group and its operating activities for the foreseeable future.

     Management have prepared these financial statements on a going concern basis in the expectation that all amounts shown in the balance sheet will be recoverable, and subject to group support as detailed above.

3.   FINANCIAL STATEMENT PRESENTATION
     The consolidated financial statements of the Group include the consolidated results of operations and financial position of Securicor 3net Limited, WISDM Limited and Securicor 3net (NDL) Limited.

     All material intercompany accounts and transactions have been eliminated on consolidation.

4.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     GENERALLY ACCEPTED ACCOUNTING PRINCIPLES ("GAAP")
     The financial statements have been prepared in accordance with GAAP used in the United States. Such accounting principles differ in certain respects from United Kingdom GAAP, which is applied by the Group for local and statutory financial reporting purposes. In addition, certain reclassifications and changes in terminology have been made to the financial statements previously issued in the United Kingdom including conversion to US dollars from British pounds in order that these financial statements conform with reporting practices prevailing in the United States.

     USE OF ESTIMATES
     The preparation of financial statements under GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     REVENUE RECOGNITION
     Revenue from maintenance and support contracts is recognised on a straight line basis over the contracted period.

     All other revenues are recognised in the period in which the services were provided.

Securicor 3net Limited and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Year ended September 30, 1996
(in thousands of US dollars)

4.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     WARRANTY PROVISIONS
     The Group grants a warranty on its hardware sales and sets aside a sum, based upon the value of cash sales, to meet expenditure which may arise from claims during the warranty period.

     FOREIGN CURRENCY
     The functional currency of Securicor 3net Limited is the pound sterling. The functional currencies of the other consolidated group companies are their local currencies.

     For U.S. reporting purposes, the financial statements are presented in U.S. dollars using the translation principles set out in Statement of Financial Accounting Standards No. 52. The consolidated balance sheet is translated into U.S. dollars at the exchange rates prevailing at the balance sheet date and the statement of operations and cash flows at the average rates for the year. Gains and losses resulting from translation are accumulated as a separate component of shareholder's equity.

     Net gains and losses resulting from foreign exchange transactions are included in the consolidated statement of operations.

     INCOME TAXES
     Income taxes are computed using the liability method, in accordance with Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes" ("FAS 109"). Under this method, deferred income tax assets and liabilities are determined based on temporary differences between the financial reporting and tax basis of assets and liabilities and are measured using enacted tax rates and laws.

     PROPERTY AND EQUIPMENT
     Property and equipment, including leasehold improvements, are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets as follows:


              CATEGORY                                    PER ANNUM
              Motor vehicles                              20 - 25%
              Laboratory, test & development equipment    20 - 40%
              Demonstration equipment                     100%
              Computer equipment                          33%
              Furniture and fixtures                      20%
              Leasehold improvements                      10%

Securicor 3net Limited and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Year ended September 30, 1996
(in thousands of US dollars)

5.   ACQUISITIONS
     In March 1996 Securicor 3net Limited purchased the remaining 49% of Securicor 3net (NDL) Limited (formerly Network Dynamics Limited) for $1,789,000 (L.1,172,000) giving rise to $2,690,000 (L.1,762,000) of goodwill. The goodwill on the acquisition of Securicor 3net (NDL) Limited will be amortised over a period of two years from the date of acquisition.

     On the basis that this acquisition had occurred with effect from the beginning of the year, the net loss for the year would be increased by $575,000 to $5,600,000.

6.   INVENTORIES

                                                                  September 30,
                                                                           1996
     Inventory comprises:
     Raw materials                                                   $      297
     Finished goods                                                       5,234
                                                                     ----------
                                                                     $    5,531
                                                                     ==========


7.   PROPERTY AND EQUIPMENT

                                                                  September 30,
                                                                           1996
     Property and equipment comprises:

     Land and buildings                                              $    4,826
     Furniture and fixtures                                                 299
     Equipment and motor vehicles                                         3,325
     Leasehold improvements                                                 239
                                                                     ----------
                                                                     $    8,689
     Less: accumulated depreciation                                      (7,104)
                                                                     ----------
                                                                     $    1,585
                                                                     ==========

8.   INTANGIBLE ASSETS

                                                                  September 30,
                                                                           1996
     Goodwill                                                             2,690
     Less: accumulated amortization                                        (673)
                                                                     ----------
                                                                     $    2,017
                                                                     ==========


Securicor 3net Limited and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Year ended September 30, 1996
(in thousands of US dollars)

9.   RELATED PARTY TRANSACTIONS
     Included in current assets and current liabilities are amounts due from parent and affiliate companies. These balances represent normal trading accounts and funding balances from parents.

      Long term debt consists of the following:

                                                                  September 30,
                                                                           1996
  Loan of Pounds 5,800,000 from Securicor Communications Limited,
     interest free                                                   $    9,068
  Loan of Pounds 258,000 from 3 Net Holdings Limited,
     interest free                                                          403
                                                                     ----------
                                                                     $    9,471
                                                                     ==========


  Other related Party transactions include:

                                                                  September 30,
                                                                           1996
  Interest Expense                                                   $      383
  Sales                                                                     611




10.  RETIREMENT PLANS
     The Group contributes to the pension scheme of Securicor plc, the ultimate parent company, which maintains a defined benefit pension plan that covers the executives and selected other employees based on merit.
     The plan calls for benefits to be paid to eligible employees at retirement based primarily upon years of service with the Group and compensation rates near retirement. Contributions to the plan reflect the benefits attributed to employees' services to date, as well as services expected to be earned in the future.

     The pension costs are assessed on the advice of independent qualified actuaries using the project unit credit method. The most recent actuarial valuation was April 5, 1994. The assets of the scheme are held in separate trustee administered funds. Full particulars of the pension scheme are disclosed in the published accounts of Securicor plc.

     The Group's share of the costs of the defined benefit pensions scheme in the year amounted to $175,000.

Securicor 3net Limited and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Year ended September 30, 1996
(in thousands of US dollars)

11.  INCOME TAXES
     The Group is subject to taxes in the United Kingdom and a number of other countries.

     Significant components of the income tax expense (recovery) are as follows:

                                                                     Year ended
                                                                  September 30,
                                                                           1996
     Current
        United Kingdom                                               $       37
        Rest of world                                                         -
                                                                     ----------
           Total current                                             $       37
                                                                     ----------

     Deferred
        United Kingdom                                                     (130)
        Rest of world                                                         -
                                                                     ----------
           Total deferred                                                  (130)
                                                                     ----------
     Income tax expense (recovery)                                   $      (93)
                                                                     ==========

     The actual income tax expense (recovery) differs from the tax expense computed at the United Kingdom statutory rate of 31% as follows:

                                                                     Year ended
                                                                  September 30,
                                                                           1996
     Computed expected income tax                                    $   (1,764)
     Increase in income tax expense resulting from:
        Losses for which no tax benefit is available                      1,671
                                                                     ----------
        Income tax expense (recovery)                                $      (93)
                                                                     ==========


Securicor 3net Limited and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Year ended September 30, 1996
(in thousands of US dollars)

11.  INCOME TAXES (CONTINUED)
     Significant components of the deferred tax assets are as follows:

                                                                  September 30,
                                                                           1996

     ASSETS:
        Net operating loss carryforwards                             $    2,548
        Provision on inventories, warranties, and bad debts                 128
        Accelerated capital allowances                                       78
                                                                     ----------
                                                                          2,754
     Less: valuation allowance                                           (2,548)
                                                                     ----------
                                                                     $      206
                                                                     ==========

     Deferred tax asset has been classified as noncurrent.

     At September 30, 1996, the Group had net consolidated operating loss carryforwards of approximately $5,174,000 arising in the United Kingdom and $2,860,000 arising in New Zealand and Australia.

12.  COMMITMENTS
     The Group leases certain of its properties and equipment under non-cancellable operating lease arrangements which expire at various dates through 2005.

     Future minimum annual lease payments under all non-cancellable operating leases are as follows:

                                                                      Operating
                                                                         Leases
     Year ending September 30,
     1997                                                            $      250
     1998                                                                   433
     1999                                                                   352
     2000                                                                   236
     2001                                                                   206
     Thereafter                                                             671
                                                                     ----------
                                                                     $    2,148
                                                                     ==========

    Rental expenses under operating leases totaled $491 for the year ended September 30, 1996.

Securicor 3net Limited and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Year ended September 30, 1996
(in thousands of US dollars)

13.  INDUSTRY AND GEOGRAPHIC INFORMATION
     The Group operates in one industry segment: the research, development, manufacture and distribution of ISDN communications products.

     The following customers accounted for 10% or more of the revenue in the year:

                                                                     Year ended
                                                                  September 30,
                                                                           1996
     Customer A                                                             11%
     Customer B                                                             33
                                                                     ---------
                                                                            44%
                                                                     =========

   The following customers accounted for 10% or more of accounts receivable balance at the year end:

                                                                     Year ended
                                                                  September 30,
                                                                           1996
     Customer A                                                      $      768
     Customer B                                                             741
     Customer C                                                             390
                                                                     ----------
                                                                     $    1,899
                                                                     ==========

Securicor 3net Limited and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Year ended September 30, 1996
(in thousands of US dollars)

13.  INDUSTRY AND GEOGRAPHIC INFORMATION (CONTINUED)
     Information about the Group's operations by geographic area is as follows:

                                                                     Year ended
                                                                  September 30,
                                                                           1996
     Revenues
        United Kingdom                                               $   10,651
        Rest of Europe                                                      771
        Rest of World                                                     5,943
                                                                     ----------
           Total                                                     $   17,365
                                                                     ==========

                                                                     Year ended
                                                                  September 30,
                                                                           1996
     Change in shareholder's equity (deficit) from operations
        United Kingdom                                               $      (43)
        Rest of Europe                                                   (2,559)
        Corporate costs                                                  (2,690)
                                                                     ----------
           Total                                                     $   (5,292)
                                                                     ==========

                                                                     Year ended
                                                                  September 30,
                                                                           1996
     Total assets
        United Kingdom                                               $   10,344
        Rest of World                                                     3,405
                                                                     ----------
           Total                                                     $   13,749
                                                                     ==========

14.  SUBSEQUENT EVENTS
     On August 28, 1997 Teltrend Inc. signed a Share Purchase Agreement to acquire the entire outstanding share capital of Securicor 3net Limited and Securicor 3net Inc., an affiliate company, for a total consideration of Pounds 9million payable in US dollars at the rate prevailing at the date of completion.

Securicor 3net Limited, Subsidiaries and Affiliate
Unaudited Combined Financial Statements with Condensed Footnotes
For the nine months ended June 30, 1997

UNAUDITED COMBINED BALANCE SHEET
June 30, 1997
(in thousands of US Dollars)


                                                                       June 30,
                                                                           1997
                                     ASSETS
Current Assets
   Cash                                                              $      205
   Inventory                                                              4,767
   Accounts receivable, net of allowance of $42,000                       3,500
   Prepaid expenses and other                                             1,118
   Receivable from parent and affiliate companies                            52
                                                                     ----------
   Total current assets                                                   9,642

Property and equipment, net                                               2,182
Intangible assets, net                                                    1,102
Deferred income taxes                                                       434
                                                                     ----------
   Total assets                                                      $   13,360
                                                                     ==========

                LIABILITIES AND SHAREHOLDER'S EQUITY (DEFICIT)

Current Liabilities
   Bank overdraft                                                    $      143
   Accounts payable                                                       1,749
   Amounts payable to parent and affiliate companies                     19,042
   Accrued liabilities and deferred revenue                               2,706
                                                                     ----------
   Total current liabilities                                             23,640
Long term debt payable to parent and affiliate companies                 10,082
Other noncurrent liabilities                                                 52
                                                                     ----------
   Total liabilities                                                     33,774
                                                                     ----------
Shareholder's equity (deficit)
 Ordinary shares:
   At June 30, 1997, 163,352,800 ordinary shares of
   nominal value Pounds .01 each authorised, 130,968,912 issued      $    2,073
 Additional paid-in capital                                               4,121
 Deficit                                                                (25,886)
 Cumulative translation adjustment                                         (722)
                                                                     ----------
   Total shareholder's equity (deficit)                                 (20,414)
                                                                     ----------
         Total liabilities and shareholder's equity (deficit)            13,360
                                                                     ==========


       The accompanying notes are an integral part of these statements.

Securicor 3net Limited, Subsidiaries and Affiliate
UNAUDITED COMBINED STATEMENT OF OPERATIONS
Nine months ended June 30, 1997 and 1996
(in thousands of US dollars)

                                                  Nine Months       Nine Months
                                                        ended             ended
                                                June 30, 1997     June 30, 1996
 Revenues                                             $13,253            12,417
                                                     --------          ---------
 Operating expenses:
   Cost of projects                                     7,068             5,688
   Sales and marketing                                  2,442             1,912
   General and administrative                          10,323             5,942
   Depreciation                                         1,194               529
   Goodwill amortisation                                1,066               336
                                                     --------         ---------
     Total operating expenses                          22,093            14,407
                                                    ---------          --------
 Loss from operations                                  (8,840)           (1,990)
 Interest expense                                        (709)             (244)
                                                    ---------          --------
 Loss before (recovery) of income taxes                (9,549)           (2,234)
 (Recovery) of income taxes:
 Deferred                                                (208)              (97)
                                                    ---------          --------
      Total (recovery) of income taxes                   (208)              (97)
                                                    ---------          --------
 Loss before minority interest                         (9,341)           (2,137)
 Minority interest                                          -               586
                                                    ---------          --------
 Net loss                                             $(9,341)          $(1,551)
                                                      =======           =======


        The accompanying notes are an integral part of these statements.

Securicor 3net Limited, Subsidiaries and Affiliate
UNAUDITED COMBINED STATEMENT OF CASH FLOWS
Nine months ended June 30, 1997 and 1996
(in thousands of US dollars)


                                                                                          Nine months     Nine months
                                                                                                ended           ended
                                                                                        June 30, 1997   June 30, 1996
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss                                                                                    $  (9,341)      $  (1,515)
Adjustments to reconcile net loss to net cash (used in) operating activities:
   Depreciation and amortisation                                                                2,260             865
   Deferred income taxes                                                                         (208)            (97)
   Changes in operating assets and liabilities:
      Accounts receivable, net                                                                    179            (113)
      Prepaid expenses and other                                                                 (352)            (58)
      Inventory                                                                                 1,088          (4,384)
      Accrued liabilities, taxes and accounts payable                                             744            (261)
      Other noncurrent liabilities                                                                 (4)              3
                                                                                            ---------        ---------
Net cash (used in) operating activities                                                        (5,634)         (5,596)
                                                                                            ---------        ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment                                                            (1,252)           (698)
Purchase of intangible assets                                                                    (417)              -
Acquisition, net of cash acquired                                                                   -          (1,791)
                                                                                            ---------        ---------
Net cash (used in) investing activities                                                        (1,669)         (2,489)
                                                                                            ---------        ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
Decrease in bank overdraft                                                                         66            (451)
Repayment of capital lease obligations                                                              -              (4)
Decrease in deferred consideration due on the
acquisition of Securicor 3net (NDL) Limited                                                      (833)              -
Net cash provided by parent and affiliate companies                                             7,891           8,675
                                                                                            ---------        ---------
Net cash provided by financing activities                                                       7,124           8,220
                                                                                            ---------        ---------
Effect of exchange rate changes on cash                                                           328            (501)
                                                                                            ---------        ---------
                                                                                            ---------        ---------
Net increase (decrease) in cash                                                                   149            (366)

Cash at beginning of period                                                                        56             366
                                                                                            ---------        ---------
Cash at end of period                                                                       $     205       $       -
                                                                                            =========       =========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest paid                                                                               $     709       $     244
Interest received                                                                                   -               -
Corporation tax paid                                                                                -               -

       The accompanying notes are an integral part of these statements.

Securicor 3net Limited, Subsidiaries and Affiliate
NOTES TO UNAUDITED COMBINED FINANCIAL STATEMENTS
Nine months ended June 30, 1997 and 1996
(in thousands of US dollars)

1.    ORGANISATION AND NATURE OF BUSINESS
      Securicor Communications Limited ("Securicor Communications"), a wholly owned subsidiary of Securicor plc, a publicly held company whose shares are traded on the London Stock Exchange, has a wholly owned subsidiary, Securicor 3net Limited ("3net"), also incorporated in the United Kingdom. This company has two further subsidiaries, Securicor 3net (NDL) Limited incorporated in New Zealand and WISDM Limited incorporated in the United Kingdom. These companies, together with Securicor 3net Inc., an affiliate under common control, collectively are subsequently referred to as the "Group".

      The Group is engaged in the research, development, manufacture and distribution of ISDN communication products.

2.    GROUP SUPPORT AND GOING CONCERN STATUS
      Securicor Communications and Security Services plc, an affiliate, have confirmed their willingness to support the Group and its operating activities for the foreseeable future.

      Management have prepared these financial statements on a going concern basis in the expectation that all amounts shown in the balance sheet will be recoverable, and subject to group support as detailed above.

3.    FINANCIAL STATEMENT PRESENTATION
      The combined financial statements included the consolidated results of operations and financial position of Securicor 3net Limited, WISDM Limited and Securicor 3net (NDL) Limited together with the results of operations and financial position of Securicor 3net Inc., an affiliate under common control.

      All material intercompany accounts and transactions have been eliminated on combination.

4.    UNAUDITED INTERIM FINANCIAL INFORMATION
      The unaudited balance sheet as of June 30, 1997 and the unaudited statements of operations and cash flows for the nine month periods ended June 30, 1997 and 1996 (interim financial information), have been prepared on the same basis as the audited financial statements. In the opinion of the Company, the interim financial information includes all adjustments, consisting of only normal recurring adjustments, necessary for a fair statement of the results of the interim periods.

      Certain information and footnote disclosure normally included in the financial statements prepared in accordance with generally accepted accounting principles has been condensed or omitted from the interim financial information. The results of operations for the nine months ended June 30, 1997 may not be indicative of the operating results for the full year or any other interim period.

Securicor 3net Limited, Subsidiaries and Affiliate
NOTES TO UNAUDITED COMBINED FINANCIAL STATEMENTS
Nine months ended June 30, 1997 and 1996
(in thousands of US dollars)

5.   INVENTORIES                                                       June 30,
                                                                           1997
     Inventory comprises:
     Raw materials                                                     $    789
     Finished goods                                                       3,978
                                                                       --------
                                                                         $4,767
                                                                        =======
6.   RELATED PARTY TRANSACTIONS
                                                                       June 30,
                                                                           1997

     Long term debt consists of the following:
     Loan of L.5,800,000 from Securicor Communications Limited,
      interest free                                                      $9,653
     Loan of L.258,000 from 3 Net Holdings Limited,
      interest free                                                         429
                                                                       --------
                                                                        $10,082
                                                                        =======
7.   INCOME TAXES
     The Group is subject to taxes in the United Kingdom and a
     number of other countries.

     Significant components of the income tax expense (recovery) are as follows:


                                           Nine months              Nine months
                                                 ended                    ended
                                              June 30,                 June 30,
                                                  1997                     1996
    Current
           United Kingdom                      $     -                  $     -
           Rest of world                             -                        -
                                               -------                  -------
                   Total current                     -                        -
    Deferred                                   -------                  -------
           United Kingdom                         (208)                     (97)
           Rest of world                             -                        -
                                               -------                  -------

                   Total deferred                 (208)                     (97)
                                               -------                  -------
    Income tax expense (recovery)              $  (208)                    $(97)
                                               =======                    ======

Securicor 3net Limited, Subsidiaries and Affiliate
NOTES TO UNAUDITED COMBINED FINANCIAL STATEMENTS
Nine months ended June 30, 1997 and 1996
(in thousands of US dollars)




7.   INCOME TAXES (CONTINUED)

     The actual income tax expense (recovery) differs from the tax expense computed at the United Kingdom statutory rate of 31% as follows:


                                                    Nine months     Nine months
                                                          ended           ended
                                                       June 30,        June 30,
                                                           1997            1996


Computed expected income tax                           $ (2,422)       $ (1,422)
Increase in income tax expense resulting from:
   Losses for which no tax benefit is available           2,214           1,325
                                                       --------        --------
Income tax expense (recovery)                          $   (208)       $    (97)
                                                       ========        ========





Significant components of the deferred tax assets are as follows:
                                                       June 30,      June 30,
                                                           1997          1996

Assets:
  Net operating loss carryforwards                     $  2,824        $1,600
  Provision on inventories, warranties, and bad debts       283           110
  Accelerated capital allowances                            151            62
                                                       --------      --------
                                                          3,258         1,772
Less: valuation allowance                                (2,824)       (1,600)
                                                       --------      --------
                                                       $    434      $    172
                                                       ========      ========

Deferred tax asset has been classified fully as noncurrent.

At June 30, 1997, the group had net consolidated operating loss carryforwards of approximately $9,112,000 with a tax value of $2,825,000. Deferred tax assets arising in New Zealand and Australia have not been valued as a change in ownership of the companies would result in the deferred tax assets not being recognised.

(b)Pro Forma Financial Information.

On September 18, 1997, the Company consummated the purchase of all the outstanding shares (the "Shares") in the capital of Securicor 3 Net Limited of Basingstoke, England ("3Net Limited") and its U. S. affiliate Securicor 3Net Inc. ("3Net Inc.") from 3 Net Holdings Limited of Surrey, England (the "Acquisition"). The Unaudited Pro Forma Condensed Consolidated Balance Sheet and Unaudited Pro Forma Condensed Consolidated Statement of Operations presented below have been prepared from the historical combined financial statements of the Company, 3Net Limited and its consolidated subsidiaries and 3Net Inc. (collectively, the "3Net Group"). The Unaudited Pro Forma Condensed Consolidated Balance Sheet reflects the balance sheet of the Company as of July 26, 1997 and the combined balance sheet of the 3Net Group as of June 30, 1997. The Unaudited Pro Forma Condensed Consolidated Statement of Operations reflect the operations of the Company for the fiscal year ended July 26, 1997 and the combined operations of the 3Net Group for the twelve months ended June 30, 1997.

The unaudited pro forma condensed consolidated financial information gives effect to accounting for the Acquisition as a purchase, in accordance with Accounting Principles Board Opinion No. 16. The Unaudited Pro Forma Condensed Consolidated Statement of Operations below has been prepared as if the Acquisition had occurred on July 28, 1996. The Unaudited Pro Forma Condensed Consolidated Balance Sheet as of July 26, 1997 has been prepared as if the Acquisition had occurred on July 26, 1997.

The pro forma adjustments are based on currently available information and upon certain assumptions that management of the Company believes are reasonable under the circumstances. The unaudited pro forma condensed consolidated financial information for the respective periods should be read in conjunction with the accompanying notes, as well as the historical consolidated financial information, including the notes thereto.

The unaudited pro forma condensed consolidated information is not necessarily indicative of the financial position or results which actually would have been attained if the Acquisition had been consummated on the dates indicated above, nor does it purport to indicate or suggest what the financial position and/or results of operations of the Company will be for any future period.

                                 TELTREND INC.
            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET




                                                        Teltrend Inc.     3Net Group
                                                          Audited         Unaudited                                   Pro Forma
                                                           as of            as of             Pro Forma               Unaudited
                                                          7/26/97          6/30/97           Adjustments             Consolidated
                                                       -------------      ----------     --------------------    ----------------
ASSETS
Current assets:
Cash and cash equivalents                                $11,837,265        $205,000                                 $ 12,042,265
Marketable securities                                     20,930,326               0      1)$     (15,800,000)          5,130,326
Trade accounts receivable                                  7,833,708       3,500,000                                   11,333,708
Inventories                                               11,048,285       4,767,000                                   15,815,285
Deferred income taxes                                      1,870,560               0                                    1,870,560
Prepaid expenses and
   other current assets                                      964,092       1,118,000                                    2,082,092
Receivable from former parent
   and affiliate companies of 3Net Group                           0          52,000      2)          (52,000)                  0
                                                         -----------    ------------        -----------------         -----------
                                                          54,484,236       9,642,000              (15,852,000)         48,274,236

Land                                                       1,949,234               0                                    1,949,234
Machinery, equipment and
   leasehold improvements, net                             6,090,616       2,182,000                                    8,272,616
Deferred income taxes                                        134,428         434,000                                      568,428
Other assets, net                                            173,020       1,102,000      3)        3,623,000           4,898,020
                                                         -----------    ------------        -----------------         -----------
                                                         $62,831,534     $13,360,000        $     (12,229,000)        $63,962,534
                                                         ===========    ============        =================         ===========

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
 Bank overdraft                                          $         -     $   143,000        $                            $143,000
 Accounts payable                                          3,443,249       1,749,000                                    5,192,249
 Amounts payable to former parent
   and affiliate companies of 3Net Group                           0      19,042,000      2)      (19,042,000)                  0
 Accrued expenses                                          6,903,763       2,706,000      4)          476,000          10,085,763
 Current portion of long-term debt                            49,032               0                                       49,032
                                                         -----------    ------------        -----------------         -----------
                                                          10,396,044      23,640,000              (18,566,000)         15,470,044
                                                         -----------    ------------        -----------------         -----------

Long-term debt payable to
former parent and affiliate
  companies of 3Net Group                                          0      10,082,000      2)      (10,082,000)                  0
Other noncurrent liabilities                                       0          52,000                                       52,000
                                                         -----------    ------------        -----------------         -----------
                                                          10,396,044      33,774,000              (28,648,000)         15,522,044

Stockholders' equity (deficit):
 Capital stock                                                64,363       2,073,000      5)       (2,073,000)             64,363
 Additional paid-in capital                               99,327,697       4,121,000      5)       (4,121,000)         99,327,697
 Retained (deficit)                                      (46,956,570)    (25,886,000)     5)       25,886,000
                                                                                          5)       (3,995,000)        (50,951,570)
 Cumulative translation adjustment                                 0        (722,000)     5)          722,000                   0
                                                         -----------    ------------        -----------------         -----------
                                                          52,435,490     (20,414,000)              16,419,000          48,440,490
                                                         -----------    ------------        -----------------         -----------
                                                         $62,831,534     $13,360,000        $     (12,229,000)        $63,962,534
                                                         ===========    ============        =================         ===========

1) Reflects costs incurred by the Company in connection with the Acquisition of the Shares.

2) Reflects the elimination of certain receivables from and amounts payable and long-term debt payable to the former parent and certain affiliated companies of the 3Net Group as is described in the Share Purchase Agreement dated August 28, 1997 among the Company, Security Services plc, 3 Net Holdings Limited, Securicor Communications Limited and 3Net Limited.

3) Reflects the net effect of eliminating the recorded goodwill at June 30, 1997 of $1,102,000 and the recording of $4,725,000 of intangibles in connection with the Acquisition.

4) Reflects the adjustment for additional costs incurred in connection with the Acquisition.

5) Reflects the elimination of the 3Net Group's equity in connection with the Acquisition as well as the write-off of $3,995,000 of purchased in process research and development costs. The write-off of purchased in process research and development costs will occur in the first quarter immediately following the completion of the Acquisition.

                                TELTREND INC.
           PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                 (UNAUDITED)


                                      Teltrend Inc.    3Net Group
                                         Audited       Unaudited                          Pro Forma
                                       Year ended     Year ended             Pro Forma    Unaudited
                                         7/26/97        6/30/97             Adjustments  Consolidated
                                      -------------  -------------          -----------  ------------
Net sales                             $  81,242,707  $  18,201,000                        $99,443,707
Cost of sales                            45,296,096      9,160,000                         54,456,096
                                      -------------  -------------          -----------  ------------
Gross profit                             35,946,611      9,041,000                         44,987,611
Operating expenses:
 Sales & marketing                        7,333,068      1,264,000       1)  6,236,000     14,833,068
 Research & development                   9,685,832              0       1)  3,200,000     12,885,832
 General & administrative                 4,494,643     16,499,000       1) (9,436,000)    11,557,643
 Amortization of intangibles                      0      1,403,000       2) (1,088,000)       315,000
                                      -------------  -------------          -----------  ------------
                                         21,513,543     19,166,000          (1,088,000)    39,591,543
                                      -------------  -------------          -----------  ------------
Income (loss) from operations            14,433,068    (10,125,000)          1,088,000      5,396,068
Other (expense) income:
 Interest expense                              (766)      (869,000)      3)    869,000           (776)
 Interest income                          1,467,750          3,000       4)   (805,800)       664,950
 Other, net                                 (29,954)             0                            (29,954)
                                      -------------  -------------          -----------  ------------
                                          1,437,020       (866,000)             63,200        634,220
                                      -------------  -------------          -----------  ------------
Income (loss) before incomes taxes       15,870,088    (10,991,000)          1,151,200      6,030,288
Provision (benefit) for income taxes      6,241,987       (204,000)      5)     98,202      6,136,189
                                      -------------  -------------          -----------  ------------
Net income (loss)                     $   9,628,101  $ (10,787,000)         $1,052,998    $  (105,901)
                                      =============  =============          ==========    ===========
Earnings per share of common equity   $        1.45  $       (0.08)                       $     (0.02)
Average common shares                     6,654,488    130,968,912                          6,654,488


1) Reflects reclassification of certain costs within general and administrative expenses to sales and marketing and research and development.

2) Reflects the net effect of the elimination of amortization of $1,403,000 of the 3Net Group's goodwill prior to the Acquisition and the recording of amortization of intangibles incurred in connection with the Acquisition.

3) Reflects the elimination of interest expense resulting from the elimination of 3Net Group debt outstanding.

4) Reflects a reduction in interest income for the amount of interest income foregone on the $15,800,000 investments used to provide funds for the Acquisition.

5) Reflects the tax effect of amortization of intangibles related to the Acquisition and of adjustments of interest expense and income based on an estimated marginal income tax rate of 39%.

(c)Exhibits.


EXHIBIT NUMBER            DESCRIPTION
--------------            -----------
       1                  None

       2                  None

       4                  None

       16                 None

       17                 None

       20                 None

       23.1               Consent of Baker Tilly, Chartered Accountants

       24                 None

       27                 None

*      99.1               Share Purchase Agreement among Security
                          Services plc, Securicor Communications
                          Limited, 3 Net Holdings Limited,
                          Securicor 3 Net Limited and Teltrend
                          Inc. dated August 28, 1997.



* Filed on October 2, 1997

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             Teltrend Inc.



Dated: December 2, 1997                 By: /s/ Douglas P. Hoffmeyer
                                            ---------------------------
                                            Douglas P. Hoffmeyer
                                            Vice President, Finance

TELTREND INC.

EXHIBIT INDEX

(Pursuant to Item 601 of Regulation S-K)



    EXHIBIT
    NUMBER                DESCRIPTION
    ------                -----------
       1                  None

       2                  None

       4                  None

       16                 None

       17                 None

       20                 None

       23.1               Consent of Baker Tilly, Chartered Accountants

       24

       27                 None

*      99.1               Share Purchase Agreement among Security
                          Services plc, Securicor Communications
                          Limited, 3 Net Holdings Limited,
                          Securicor 3 Net Limited and Teltrend
                          Inc. dated August 28, 1997.



* Filed on October 2, 1997